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                                                                    EXHIBIT 99.2

                                 April 10, 1998



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Attn:             Nicole Maddrey

Re:               American Health Properties, Inc.
                  Registration Statement on Form S-4
                  Registration No. 333-48813

Ladies and Gentlemen:

                  American Health Properties, Inc. (the "Company") hereby undertakes that it will not issue any securities pursuant to the above-referenced registration statement in connection with any "roll-up transaction," as such term is defined in Item 901(c) of Regulation S-K, as amended to date.


                                      Sincerely,

                                      /s/ STEVEN A. ROSEMAN

                                      Steven A. Roseman
                                      Senior Vice President, General Counsel
                                      and Secretary
                                      American Health Properties, Inc.